EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Willis J. Johnson, Chairman and Chief Executive Officer of Copart, Inc. hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Copart, Inc. on Form 10-Q for the three months ended January 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of Copart, Inc.

/S/ WILLIS J. JOHNSON
Willis J. Johnson
Chairman and Chief Executive Officer

Date: March 14, 2003